Exhibit 99.1

ALX Oncology Appoints Scott Garland to its Board of Directors

SOUTH SAN FRANCISCO, Calif., November 29, 2022 (GLOBE NEWSWIRE) -- ALX Oncology Holdings Inc., (“ALX Oncology”) (Nasdaq: ALXO) a clinical-stage immuno-oncology company developing therapies that block the CD47 checkpoint pathway, today announced the appointment of Scott Garland to its Board of Directors (the “Board”) effective November 28, 2022. With more than 30 years of biopharmaceutical industry knowledge, Mr. Garland brings deep commercial and executive leadership experience.

“Scott is a biopharmaceutical industry leader who brings broad commercial, portfolio management, and leadership experience to the Board,” said Corey Goodman, Ph.D., Executive Chairman of ALX Oncology. “His strategic expertise and counsel will be critical to ALX as we continue to expand the potential value of evorpacept as a cornerstone therapy for the treatment of patients with cancer. On behalf of the Board and our executive leadership team, we welcome Scott and look forward to his contributions.”

Mr. Garland is the Chief Executive Officer of PACT Pharma, an immuno-oncology company focused on developing neoantigen targeted T-cell therapies for solid tumors. He was formerly the Chief Executive Officer of Portola Pharmaceuticals, which was acquired by Alexion in 2020. At Portola, he led the company through the commercial launch of Andrexxa®, a novel reversal agent for factor Xa inhibitors. Before joining Portola, Mr. Garland held leadership roles at multiple pharmaceutical and biotechnology companies. At Relypsa, he served first as Chief Commercial Officer, then as president overseeing the U.S. commercial launch of Veltassa® for the treatment of hyperkalemia. Prior to Relypsa, Mr. Garland spent three years as Chief Commercial Officer at Exelixis where he built the commercial organization for the company's launch of cabozantinib in medullary thyroid cancer. He also spent nine years at Genentech, where he led the commercial franchises for two multi-billion-dollar cancer therapies – Avastin® and Rituxan®. Mr. Garland sits on the Board for Day One Biopharmaceuticals and Calithera Biosciences, and formerly sat on the Board of Karyopharm Therapeutics. Mr. Garland received a Bachelor of Science degree from California Polytechnic State University-San Luis Obispo and a master's degree in business administration from the Fuqua School of Business at Duke University.

“It is a privilege to be joining ALX’s Board, especially as the Company continues to further the development of evorpacept into a variety of patient populations with high unmet medical need,” said Mr. Garland. “I look forward to working with the Board and management team through an important growth trajectory for the Company, while making a significant impact on people living with cancer.”

About ALX Oncology

ALX Oncology is a publicly traded, clinical-stage immuno-oncology company focused on helping patients fight cancer by developing therapies that block the CD47 checkpoint pathway and bridge the innate and adaptive immune system. ALX Oncology’s lead product candidate, evorpacept, is a next generation CD47 blocking therapeutic that combines a high-affinity CD47 binding domain with an inactivated, proprietary Fc domain. Evorpacept has demonstrated promising clinical responses across a range of hematologic and solid malignancies in combination with a number of leading anti-cancer agents. ALX Oncology intends to continue clinical development of evorpacept for the treatment of multiple solid tumor indications and hematologic malignancies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objects of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Peter Garcia

Chief Financial Officer, ALX Oncology

(650) 466-7125 Ext. 113

peter@alxoncology.com

Argot Partners

(212) 600-1902

alxoncology@argotpartners.com

Media Contact:

Karen Sharma

MacDougall

(781) 235-3060

alx@macbiocom.com